Exhibit 10.2

ADDENDUM TO LEASE DATED
JANUARY 28, 2011
BY AND BETWEEN
PANCAL WEST MARINE 287 LLC,
a Delaware limited liability company
(the “Landlord”)
and
WEST MARINE PRODUCTS, INC.,
a California corporation
(the “Tenant”)

This Addendum shall modify and, to the extent inconsistent with, amend that certain Industrial Real Estate Lease (Single Tenant) between PANCAL WEST MARINE 287, LLC, a Delaware limited liability company (the “Landlord”) and WEST MARINE PRODUCTS, INC., a California corporation (the “Tenant”) (the “Lease”). Except as expressly set forth in the Addendum, all capitalized terms shall have the meanings assigned to them in the Preprinted Lease, The Preprinted Lease, as modified and amended by this Addendum and all riders and exhibits attached hereto, shall be referred to as the “Lease”.

Section 1.05:  Options to Extend.

Landlord hereby grants to Tenant one (1) five (5) year option (“Option Term”) to extend the Lease Term (“Option to Extend”). Such Option to Extend shall be exercised in writing and delivered to Landlord no later than six (6) months prior to the expiration of the initial Lease Term. The Option Term shall commence upon the expiration of the initial Lease Term. The rent for the Option Term shall be ninety percent (90%) of “market rent”. “Market rent” shall mean that rent which is being paid by tenants in the initial year of a lease for similar property in the same geographic area. The parties shall bargain in good faith to reach agreement on “market rent”. In the event that the parties fail to agree on “market rent”, the parties shall agree on a single arbitrator who shall determine “market rent”. The arbitrator's decision shall be made in writing within ten (10) days from the date the arbitrator accepts appointment and shall specify the reasons for the decision. In the event that the parties cannot agree on an arbitrator, then either party may apply to the nearest office of the American Arbitration Association for the appointment of an arbitrator pursuant to their commercial rules of arbitration. Any arbitrator appointed herein shall be an industrial real estate broker with at least five (5) years experience in the county where the property is located. In the event the American Arbitration Association is no longer in existence, such arbitrator shall be appointed by the presiding judge of the superior court of the county in which the Property is located.

Section 1.09:  Commission.

Tenant warrants and represents that it has not been represented by any broker or finder in connection with this transaction except for CB Richard Ellis (“CB”). Tenant makes no representation or warranty concerning any brokers, finders, or other parties that may have represented Landlord in connection with the negotiation of this Lease. Landlord agrees to pay CB a brokerage commission pursuant to separate written agreement with Landlord.

Section 1.13:  Landlord’s Share of Profit on assignment or Sublease.

If Tenant desires to sublease all or any portion of the Property or assign this Lease in a transaction requiring Landlord's consent, Tenant shall request Landlord's consent in writing. Landlord shall have ten (10) working days after the receipt of Tenant's request for Landlord's consent together with all financial information reasonably available concerning the proposed assignee or sublessee to either (i) consent to such sublease or assignment, (ii) elect to recapture the Property (or such portion thereof as is the subject of any proposed sublease), or (iii) refuse consent to the proposed assignment or sublease. If Landlord fails to elect one of the three options afforded by this Section within said ten (10) day period, such failure shall be deemed a consent to such sublease or assignment.

If Landlord consents to such assignment or sublease (or is deemed to have consented by Landlord's failure to timely make one of the elections provided in this section), Tenant shall be free to enter into the assignment or sublease, Landlord shall not be entitled to any portion of the assignment or sublease rental or other consideration receivable by Tenant in connection with such assignment or sublease, and Tenant shall not be released from any liability under this Lease as a result of such assignment or sublease.

If Landlord elects to recapture the Property (or the portion thereof that is the subject of the proposed transaction.), then this Lease shall terminate on the date Tenant surrenders possession of the Property (or the portion thereof which is to be the subject of the proposed sublease) and this Lease shall continue with respect to the remaining portion of the Property (if any) [with appropriate modifications to reflect the multi--tenant nature of the building following such a sublease and the proration of rent and operating expenses]. If Landlord elects to recapture possession of the Property (or the portion thereof that is to be the subject of the proposed sublease), Tenant shall surrender the Property (or the portion thereof that is to be recaptured) not later than ninety (90) days after Landlord exercises such recapture option. Landlord shall specify in writing the reasons for any refusal to consent to an assignment or sublease,

ARTICLE FOURTEEN  ADDITIONAL PROVISIONS

Section 14.01:  Audit.

Tenant may, at any Time during the term or during the limitations period provided by law to Landlord for collection of past due rent thereafter, inspect, examine and audit Landlord's records relating to the determination of any Additional Rent or other charges imposed on Tenant for the period covered by any statement issued by the Landlord. If such inspection, examination or audit discloses an overpayment by Tenant for Additional Rent or other charges, Landlord shall promptly pay to Tenant the amount of such excess payment and (if such amount exceeds three percent of Tenant's actual liability for such charge) Landlord shall also pay Tenant for the cost of such inspection, examination, or audit. Notwithstanding, Tenant shall not audit more than once per year and such audit shall be limited to the current lease year and the prior lease year.

Section 14.02:  Intentionally Omitted.

Section 14.03:  Improvement District and CC&Rs.

Notwithstanding anything to the contrary in this Lease, whenever Landlord is required to consent to or cooperate with any general or special assessments or improvement district or preparation of or modification to covenants, conditions and restrictions ('CC&Rs) to be recorded with reference to the Property, Landlord shall not do so without Tenant's prior written consent. Landlord shall not voluntarily include the Property in a general or special assessment or improvement district or agree to the recording of CC&Rs or modifications thereto unless directed to do so by Tenant. In the event Landlord breaches the covenant contained in this Section 14.03, and such breach causes the imposition of a general or special assessment or improvement district or CC&Rs, which have an adverse financial effect on Tenant, then any such assessment or cost resulting therefrom shall not be included in real property tax or other Additional Rent under this Lease.

Section 14.04  Direct Assessment.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 4.02), and at Tenant's option, Tenant may cause any bill or invoice relating to any Real Property tax or other assessment to be sent directly to Tenant, in which case Tenant shall pay such tax or assessment on or before the delinquency date for such tax or assessment. If Tenant does not elect to have the bill or invoice of any real property tax or assessment sent directly to Tenant, then Tenant shall pay the amount of such tax or assessment to Landlord within thirty (30) days after receipt of a demand for such amount from Landlord, which demand shall include a photocopy of such bill or invoice from the taxing authority.

Section 14.05:  Governmental Regulations.

Tenant shall not be required to construct or install any capital or structural improvements, alterations, modifications or additions to the Property unless the need for such capital or structural improvements, alterations, modifications or additions is the result of Tenant's particular use of the Property (and are not the result of governmental requirements imposed on buildings generally available for human occupancy) or are required in connection with the issuance of any governmental permit for Tenant's construction of any alterations, modifications, or additions .

Section 14.06  Hazardous Materials.

Landlord shall provide to Tenant any environmental report that it has in its possession. Tenant shall have the right to reasonably approve such report. Notwithstanding, neither Landlord nor Tenant shall cause the presence or threatened presence of Hazardous Materials in, on or about the Property, and shall comply with Section 5.03.

Section 14.07:  Signs.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 5.04), Tenant shall have the right to construct and install the maximum building-mounted sign allowed by law. If Landlord has adopted any sign criteria, a copy thereof shall be attached to this Lease as an exhibit and Tenant's sign(s) shall comply with such criteria. If Landlord's consent to any sign is required under the Lease or under such sign criteria, Landlord's consent to any sign will not he unreasonably withheld. Any amendments to the sign criteria shall not affect any signs previously constructed and installed by Tenant.  Tenant’s current signage is approved.

Section 14.08:  Landlord's Indemnity.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Sections 6.02 and 13.02), Landlord shall indemnify, defend (with attorneys selected by Tenant) and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees through all trial and appellate proceedings and costs) in connection with loss of life, personal injury and/or damage to property arising from or relating to the following: (1) any negligent act or omission of Landlord, its agents, or employees; or (2) any breach of this Lease by Landlord.

Section 14.09  Landlord's Repair Duties.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 6.04), Landlord shall (at Landlord's sole cost and expense) repair and maintain structural defects in the foundation, the subflooring, the bearing walls of the Building, and all other structural elements of the Building in good order, condition, and repair provided that any structural damage caused by Tenant's use (except reasonable wear and tear) shall be repaired by Tenant at its sole cost and expense. Landlord shall maintain and repair structural elements of the roof, and shall be responsible to replace the entire roof membrane when reasonably necessary. Landlord shall be responsible for resurfacing of the parking areas when necessary. Tenant shall be responsible for maintenance and repair of non-structural elements of the roof, including the roof membrane, and maintenance and repair of the parking lot surface, including potholes and surface cracks.

Section 14.10:  Repair and Offset.

If Landlord fails to perform any item  of repair or maintenance required to be performed by Landlord under this Lease (including, without limitation, those items described under Section 14.09) within a reasonable time (not to exceed thirty (30) days) after written notice from Tenant specifying the need for same, or if such repair or maintenance would reasonably require longer than thirty (30) days, then commence such repair or maintenance within thirty (30) days and diligently prosecute the same to completion, and if the need for such repair and maintenance materially and detrimentally affects Tenant's use and enjoyment of the Property, Tenant may (as its nonexclusive remedy) perform such item of repair and maintenance and deduct the cost thereof against the next installment(s) of Monthly Base Rent, Additional Rent, or other monetary obligations payable by Tenant under this Lease.

Section 14.11  Repair and Restoration.

Landlord shall promptly commence and thereafter diligently prosecute the completion of any repairs or restoration work required to be performed by Landlord under Articles 7 and/or 8 of this Lease. Notwithstanding anything to the contrary contained in Articles 7 or 8 of this Lease, and subject to Section 13.12, which shall include the time period from submission of plans for issuance of a building permit, if the Landlord fails to commence such repair and restoration work within sixty (60) days after the date of Tenant's notice to Landlord of such damage or destruction (“Last Start Date”), or fails to substantially complete such repairs and restorative work within (180) days after the date of such notice of damage or destruction (“Last End Date”), Tenant shall have the right (as its nonexclusive remedy) to cancel this Lease on written notice to Landlord. If Tenant elects to cancel the Lease as provided above, such cancellation shall be effective 30 days after Tenant's notice of cancellation. Such notice must be given no later than thirty (30) days following the Last Start Date or the Last End Date.

Section 14.12:  Damage Near End of Term.

Notwithstanding anything to the contrary contained in Article 7 of the Lease, if Landlord gives notice of its election not to repair and restore the Property under this section and of its election to terminate the Lease, and if Tenant has any unexercised options to extend the term at the time of Landlords' notice, Tenant may annul and vacate Landlord's election to terminate this Lease by exercising its next occurring option to extend the term within thirty (30) days after Tenant's receipt of written notice from Landlord advising Tenant of Landlord's election to terminate this Lease. In the event Tenant annuls and vacates any election by Landlord to terminate this Lease based upon damage or destruction to the Property, Landlord shall repair such damage as required by Article 7.

Section 14.13:  Landlord’s Defaults.

Landlord shall be in default under this Lease if the Landlord fails to perform any of the terms, covenants, or conditions of this Lease within 30 days after written notice from Tenant of said failure; provided, however, that if the nature of the default is such that it cannot be reasonably cured with such 30 day period, Landlord shall not be in default if Landlord begins any performance required to cure such default within the 30 day period and thereafter diligently and uninterruptedly prosecutes such cure to completion.

Section 14.14:  Tenant's Remedies.

On the occurrence of any default by Landlord, Tenant shall have all rights and remedies provided by law, in equity, or under this Lease; any conflict between rights and remedies at law or equity, and rights and remedies under this Lease shall be controlled by the language of the Lease.

Section 14.15:  Time of Performance.

In the event the scheduled date for the performance of any duty or obligation required to be performed by the parties under the Lease or in the event the scheduled date for the exercise of any right or option contained therein shall fall on a Saturday, Sunday, or legal holiday, such performance or exercise shall be timely if given or exercised on the next following business day.

Section 14.16:  Limitation on Landlord's Recovery.

For the purpose of Section 10.03 of the Lease, all renovation and alterations costs of the Property and all real estate commissions for any replacement lease as are actually paid by Landlord shall collectively be referred to as the “Replacement Costs”. Notwithstanding anything to the contrary contained in this Lease, Landlord shall only be entitled to recover that portion of the Replacement Costs that bears the same proportion to the total Replacement Costs that the remaining term of this Lease at the time of the commencement of such replacement lease bears to the total term of such replacement lease.

Section 14.17:  Subordination.

If requested by Tenant, Landlord shall use its best efforts to obtain a subordination, recognition, and non-disturbance agreement (a “Recognition Agreement”) from any ground lessors, mortgagees, beneficiaries, or other lienholders (collectively and alternatively referred to as “Mortgagee”) of any ground lease, mortgage, deed of trust, or other encumbrance presently affecting the Property (collectively and alternatively referred to as “Mortgage”).

Such a Recognition Agreement shall be in a form and content reasonably acceptable to Tenant and shall require the Mortgagee to recognize this Lease in the event of any foreclosure of such Mortgage, to not name Tenant in any foreclosure action relating to such Mortgage, and to not disturb Tenant's possessory rights in the Property so long as Tenant is not in default under the Lease and continues to pay the rent and perform the obligations specified under the Lease.

Section 14.18:  Tenant’s Attornment.

Tenant’s obligation to attorn to and recognize any successor of Landlord, other than a. mortgagee or lender holding a deed of trust, shall (at Tenant's option) be subject to execution. and delivery of a written instrument wherein such successor expressly agrees for the benefit of Tenant to assume all of Landlord's obligations under this Lease.

Section 14.19:  Payments to Lender.

If Tenant is directed in writing by any Mortgagee to pay rentals directly to such Mortgagee, its designated agent, or any court appointed receiver, Landlord agrees that Tenant may make such payments as directed by Mortgagee and may rely- upon the written notice received from Mortgagee without further investigation into the propriety of the Mortgagee’s notice or the existence of any defaults by Landlord in its obligations to the Mortgagee under the Mortgage. Landlord agrees that any payments by Tenant in accordance with the direction contained in any notice received from the Mortgagee shall not constitute an event of default under the Lease.

Section 14.20:  Financial Statements.

Landlord will cooperate with Tenant in executing any documents reasonably required to affect any financing by Tenant of the Lease or Tenant's operations in the Property to any forfeiture, encumbrance or lien. Landlord's obligations under this section shall include (without limitation) the duty to make non-material changes in this Lease (excluding any obligation to pay Base Rent or Additional Rent and excluding any change in the length of the term), to give notices of default to Tenant's lender upon the occurrence of a default by Tenant under this Lease, to accept performance by Tenant's lender as the same as performance by Tenant, and to allow Tenant's lender to succeed to Tenant's interest in this Lease and in the Property following the foreclosure of Tenant's interest in this Lease and the Property by Tenant's lender.

Section 14.21  Financial Statements.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, the provisions of Section 11.05), Tenant's obligation to provide any reports, audits, or other information (including, without limitation, information relating to Tenant's gross sales) shall be subject to any limitations, restrictions, or prohibitions imposed by any law or regulation including (without limitation) the Securities Exchange Act of 1934 and any administrative regulations promulgated by the Securities Exchange Commission in connection therewith. Landlord agrees to receive and retain any and all financial information provided by Tenant in confidence and to not disclose same to any of Tenant's actual or potential competitors unless such disclosure is required by law. Landlord's nondisclosure obligation under this Section shall survive the expiration or earlier termination of this Lease.

Section 14.22  Notices by  Facsimile.

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, the provision of Section 13.06), any notice, demand or other written communication authorized or required under this Lease may be served by facsimile transmission in the manner prescribed by this Section.

Any facsimile transmission to Landlord shall be sent to (916) 381-7639 (or such other facsimile number as Landlord may from time to time designate) and any facsimile transmission to Tenant shall be sent to (831) 728-5926. Any service by facsimile (1) shall be accompanied by a cover sheet showing the name of the recipients, the same of the sender, the number of pages in the transmission, and a telephone number to contact in case of an incomplete transmission; (2) shall be sent by a facsimile machine capable of generating a transmission record showing the number of pages sent, the date and time of the transmission, and an indication of any errors in the transmission; and (3) shall be followed by the mailing of a duplicate copy of the notice, demand, or other written communication, the facsimile cover sheet, and the transmission record showing the transmission was sent without error (which mailing shall be sent to the recipient's address in the manner prescribed by the Lease for service by mail). Any notice by facsimile shall be deemed served and given on the first business day following transmission. Any notice by facsimile shall be deemed served and given on the first business day after transmission.

Section 14.22:  Right of First Refusal (Purchase).

Landlord hereby grants a right of first refusal to Tenant to purchase the Property in accordance with the provisions of this Section. If Landlord shall receive a bona fide offer to purchase the property during the term of this Lease (as extended or renewed) that Landlord proposes to accept, Landlord shall do one of the following: (i) offer the property for purchase by Tenant on the same terms respecting the Property as are contained in the offer received by Landlord or (ii) accept such offer subject to the condition that Landlord shall not be bound to complete the sale under such offer until Landlord first offers the Property to Tenant in accordance with this Section and Tenant's right to purchase same expires. Landlord shall offer the Property to Tenant for purchase by a written notice referencing this Section and enclosing a full, true and correct photocopy of the purchase offer (the “Offer”) received by Landlord (the “Offering Notice”). Upon receipt of Landlord's Offering Notice, Tenant shall have fifteen (15) days to accept in writing the offer contained in the Offering Notice. Upon Tenant's written acceptance of the offer specified in the Offering Notice, the Offer shall thereafter constitute a contract between Landlord and Tenant (the “Contract”) and Tenant shall have the right to purchase the Property on the terms and conditions contained in the Contract; provided, however that any contingency, examination, or other periods for the exercise of any right or the performance of any obligation specified in the Contract shall commence on the date of Tenant's acceptance of the Offer. If Tenant fails to give notice of its election to purchase the property within the fifteen day period prescribed above, then Landlord may sell the Property to the offeror recited in the Offer on the terms described therein; provided, however, that if the offeror described in the offer fails to complete its purchase on the terms and conditions recited in the offer or if Landlord proposes to accept an offer to purchase the Property from some other party (whether on the same or other terms), Landlord will not sell the Property unless Landlord first offers same to Tenant in the manner prescribed by this Section.

Section 14.23:  Roof and HVAC Repair.

Landlord, at its sole cost and expense, agrees that it will maintain, repair and/or replace the roof system of the Building based upon consultation with, and recommendations of, roofing contractors retained by Landlord throughout the Lease Term.  Landlord shall not be responsible for repairing or replacing damage to the roof due to acts of Tenant, its agents, employees, or contractors. Tenant shall be responsible for repairing or replacing damage to the roof due to acts of Tenant, its agents, employees, or contractors. Further, Tenant shall not be responsible for costs of repair to the HVAC system in excess of One Thousand Dollars ($1,000.00) per occurrence, except for repairs due to the acts of Tenant, its agents, employees, or contractors. Landlord shall be responsible for the costs of repair to the HVAC system in excess of One Thousand Dollars ($1,000.00) per occurrence, except for repairs due to the acts of Tenant, its agents, employees, or contractors. Tenant shall perform all repairs to the HVAC and Landlord shall reimburse Tenant for the excess costs thereof within ten (10) days of presentation of invoice outlining the costs.

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SIGNATURE PAGE TO ADDENDUM TO LEASE

LANDLORD:

PANCAL WEST MARINE 287 LLC,
a Delaware limited liability company

By:PanCal Portfolio, LLC,
a Delaware limited liability company,
Sole Member

By: Panattoni PanCal, LLC,
                    a Delaware limited liability company,
                   Administrator

By:Panattoni PanCal Manager, LLC,
a Delaware limited liability company,
Manager

By:     /s/ Carl D. Panattoni
Carl D. Panattoni, Manager

TENANT:

WEST MARINE PRODUCTS, INC.,
a California corporation

By:    /s/ Christopher Bolling
Christopher Bolling, SVP